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                                                                    EXHIBIT 99.2



                    CONSENT OF PETER J. SOLOMON COMPANY, L.P.


                                December 8, 2003


Board of Directors
PlanVista Corporation
4010 Boy Scout Blvd.
Tampa, FL  33607

Ladies and Gentlemen:

         We hereby consent to the inclusion in the Registration Statement on Form S-4 of ProxyMed, Inc., relating to the proposed merger of ProxyMed, Inc. and PlanVista Corporation, of our opinion letter regarding the merger appearing as Annex C to the joint proxy statement/prospectus which is a part of the Registration Statement, and to the references thereto under the captions:
"SUMMARY - Opinion of PlanVista Financial Advisor;" "THE MERGER - Background of the Merger;" "THE MERGER - Recommendation of PlanVista Board of Directors;" and "THE MERGER - Opinion of PlanVista's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.


                                              Very truly yours,



                                              /s/ PETER J. SOLOMON COMPANY, L.P.